Exhibit 4.11

Confidential

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Change Order 5.1 to Clinical Services Agreement

Client’s study drug RHB-104

This Change Order 5.1 (“Change Order”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”), is by and among:

(1)RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2)7810962 Canada Inc., a Canadian corporation, having its principal office at 5320 13th Avenue, Montreal, Quebec, H1X 2X8, Canada ((hereinafter "MANAGER");

WHEREAS, “SPONSOR” mandated "MANAGER" to enter into a subcontract with inVentiv Health Clinical to act as a CRO for its Study (as defined in the Clinical Services Agreement);

Is hereby made effective as of February 26, 2016 (“Effective Date”) and the parties hereby agree as follows:

1.Change Order 5.1 to Clinical Services Agreement.

This Change Order constitutes an amendment to the Clinical Services Agreement pursuant to section 3.0 therein.  As such, this Change Order is subject in all respects to the terms and provisions of the Clinical Services Agreement.

2.Scope of Work

In addition to the Services to be provided in the above-referenced Clinical Services Agreement, the pass through expenses will be modified in accordance with the Summary of Changes attached hereto and incorporated herein as Exhibit A.

3.Compensation

Under this Change Order, inVentiv Health Clinical’s Pass-through Costs have increased by the amount of USD [****]. The total costs of the Clinical Services Agreement have increased to USD [****].

Confidential

Payment due to inVentiv Health Clinical for the Change Order shall be made pursuant to the Agreement.

4.Project Period

The term of this Change Order shall commence on the date of its execution and shall continue until the Services as described in the Clinical Services Agreement are completed, unless this Change Order or corresponding Clinical Services Agreement are terminated early in accordance with the Clinical Services Agreement.

By their signatures below, the parties hereto agree to the terms of this Change Order and represent that they are authorized to enter into this Change Order on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.		For 7810962 Canada

/s/ Micha Ben Chorin		/s/ Alain Guimond
Name: Micha Ben Chorin		Name: Alain Guimond
Title: CFO		Title: V-P R&D

Date:	March 3, 2016	Date:	01-March-2016

/s/ Dror Ben-Asher
Name: Dror Ben-Asher
Title: CEO

Date:	March 3, 2016

Confidential

Exhibit A Summary of Changes

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract.

Change Order 5.1 for 7810962 Canada Inc. /Red Hill Biopharma Ltd.

1.1        Revised Costs

Costs for this study are presented below in two categories, pass-through costs and professional fees.

1.1.1     Pass-Through Costs

Pass-through costs are in US dollars and include those expenses listed below. inVentiv Health Clinical will invoice Client for actual costs in these areas, it being understood that any pass-through costs in excess of the amounts set out below will require the Client’s prior written approval. inVentiv Health Clinical will use its best efforts to keep actual costs to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

Confidential

Task	Current (USD)	Change Order #5.1	Assumption Changes influencing the change in the budget	Additional comments
Site Visit Travel	$[****]	$[****]	No change
Investigators' Meeting Organisation	$[****]	$[****]	No change
Kick-off Meeting Travel/Attendance	$[****]	$[****]	No change
Shipping/Photocopying	$[****]	$[****]	No change
Translation	$[****]	$[****]	No change
Regulatory Fees	$[****]	$[****]	No change
Ethics Committee Fees	$[****]	$[****]	No change
EDC Studies/3G Cards	$[****]	$[****]	No change
DSMB member fees	$[****]	$[****]	No change
EDC Fees (Oracle)	$[****]	$[****]	Oracle has quoted $[****]to implement and execute the Quest Data integration to Inform DB and the Oracle Contract is being extended by [****] months for a cost of $[****]
CRA Face to Face Meeting Travel expenses	$[****]	$[****]	No change
Pass Through Costs	$[****]	$[****]

Confidential

1.1.2     Investigator Grants Costs

Investigator Grants	Current (NA USD)	NA (USD)	Assumption Changes influencing the change in the budget	Additional Comments
	$[****]	$[****]	No Change

1.1.3     Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

Task	Current (US Dollars)	Change Order #5.1	Assumption Changes influencing the change in the budget	Additional comments
Pre-study Activities
Case Report Form Preparation/Review	$[****]	$[****]	No Change
Data Management Plan Preparation/Review	$[****]	$[****]	No Change
Informed Consent Preparation/Review	$[****]	$[****]	No Change
IRB/Ethics Committee Interactions	$[****]	$[****]	No Change
Investigators' Meetings	$[****]	$[****]	No Change
Investigator Site Contract	$[****]	$[****]	No Change
Investigator Recruitment	$[****]	$[****]	No change
Project Feasibility	$[****]	$[****]	No change
Project Plan Preparation/Review	$[****]	$[****]	No Change
Protocol Preparation/Review	$[****]	$[****]	No Change
Randomization Schedule Preparation	$[****]	$[****]	No Change
Study-Specific Form Preparation	$[****]	$[****]	No Change
Training - Project-Specific	$[****]	$[****]	No Change
Translations	$[****]	$[****]	No Change
PROMIS	$[****]	$[****]	No Change
Monitoring/Site Management
Data Clean-up	$[****]	$[****]	No Change
Investigator Grant Administration	$[****]	$[****]	No Change

Confidential

Task	Current (US Dollars)	Change Order #5.1	Assumption Changes influencing the change in the budget	Additional comments
Laboratory Report Review	$[****]	$[****]	No Change
Serious/Significant Adverse Event Management	$[****]	$[****]	No Change
Site Management	$[****]	$[****]	No Change
Remote Monitoring of Site Data	$[****]	$[****]	No Change
Site Visits - Pre-study Visits	$[****]	$[****]	No Change
Site Visits - Initiation Visits	$[****]	$[****]	No Change
Site Visits - Routine Visits conducted on site	$[****]	$[****]	No Change
Site Visits - Close-out Visits at each site at Study End	$[****]	$[****]	No Change
Study Master File/Project File Set-up and Maintenance	$[****]	$[****]	No Change
Patient/Site Recruitment	$[****]	$[****]	No Change
Client/CRO meeting	$[****]	$[****]	No Change
Regulatory
Regulatory Documentation Preparation/Review	$[****]	$[****]	No Change
Project Management /Project Tracking
Financial Project Management	$[****]	$[****]	No Change
Project Management	$ [****]	$ [****]	No Change
Project Tracking / Communications	$[****]	$[****]	No Change
Vendor Management	$[****]	$[****]	No Change	.
Data Management
Database Archiving	$[****]	$[****]	No change
Data Cleanup (DM)	$[****]	$[****]	No Change
Data Management: Database Quality Control Inspection	$[****]	$[****]	No Change
Database Design	$[****]	$[****]	No Change
Dictionary Coding	$[****]	$[****]	No Change
Edit Check Programming	$[****]	$[****]	No Change

Confidential

Task	Current (US Dollars)	Change Order #5.1	Assumption Changes influencing the change in the budget	Additional comments
Electronic Data Import	$[****]	$[****]	No Change
Case Report Form Data/Document Transfers	$[****]	$[****]	No Change
EDC Fees	$[****]	$[****]	No Change
Statistical Analysis and Table Generation
Electronic Data Transfer	$[****]	$[****]	No Change
Interim Analysis/Report Preparation and Review	$[****]	$[****]	No Change
Statistical Analysis Plan Preparation/Review	$[****]	$[****]	No Change
Table Generation	$[****]	$[****]	No Change
Table/Listings Review	$[****]	$[****]	No Change
Clinical Study Report
Clinical Study Report Preparation/Review	$[****]	$[****]	No Change
Team Meetings
Project Team Meetings - Internal Meetings	$ [****]	$ [****]	No Change
Project Team Meetings - Client Teleconferences	$[****]	$[****]	No Change
Project Team Meetings - Kick-off Meeting	$[****]	$[****]	No Change
Total Direct Costs	$[****]	$[****]

Confidential

Total Costs

Category	Total Costs($)
	Current Contract (USD)	Change in Scope # 5.1 (USD)	Revised Total (USD)
Pass-Through Costs	$[****]	$[****]	$[****]
Investigator Grants Costs	$[****]	$[****]	$[****]
Professional Fees	$[****]	$[****]	$[****]
Discount	-$[****]	$[****]	-$[****]
Revised Professional Fees	$[****]	$[****]	$[****]
Grand Total	$[****]	$[****]	$[****]

Confidential

Exhibit B Payment Schedule

1.PAYMENT TERMS

A.Service Fees:

Exhibit B
inVentiv Health Clinical
Milestone Payment Schedule
7810962 Canada Inc. (11ISB001)

Milestone	Original Agreement	CO#2 with Discount	CO#3 with Discount	CO#4 with Discount	CO#5	Total (USD) with Discount	Invoice #	Invoice Amount	Paid Amount
Upon Execution of Contract	250,249					250,249	11ISB001-001	250,249	250,249
Upon Execution of CO#3			904,042			904,042	11ISB001-064	904,042	904,042
Upon Execution of CO#4				119,480		119,480	11ISB001-065	119,480	119,480
Upon Execution of CO#5					349,419	349,419
Completion of Investigator Meeting						0
50% of Site Initiation Visits completed						0
Last Site Initiation Visits completed						0
Database Release (eCRF release) to Production						0
First Patient In US Trial	250,249	-250,249				0
First Patient In European Trial	250,249	-250,249				0
Last Patient In US Trial	344,865	-344,865				0
Last Patient In European Trial	344,865	-344,865				0
First Patient In		421,712				421,712	11ISB001-034/11ISB001-042	421,712	421,712
Last Patient in		576,327	300,000			876,327
	1,440,477	-192,189	1,204,042	119,480	349,419	2,921,229
26-week Subject Treatment Period Ends:						0
DBL for all patients completing 26-weeks completed		412,620	280,000			692,620
Study Unblinded after analysis of efficacy part completed						0
Delivery of Draft Tables, Listings and Graphs						0
Delivery of Final Tables, Listings and Graphs						0
Delivery of Final 26 CSR US Trial	750,746	-750,746				0
Delivery of Final 26 CSR European Trial	750,746	-750,746				0
	1,501,492	-1,088,872	280,000			692,620
52-week Subject Treatment Period ends:						0
DBL for all patients completed		232,364	200,000			432,364
Delivery of Draft Tables, Listings and Graphs						0
Delivery of Final Tables, Listings and Graphs						0
Delivery of Final 52 CSR US Trial	261,441	-261,441				0
Delivery of Final 52 CSR European Trial	261,442	-261,441				1
Delivery of Final CSR		124,981				124,981
Database Lock						0
Delivery of Draft CRF US Trial	261,432	0				261,432	11ISB001-023	261,432	261,432
Delivery of Draft CRF European Trial	261,432	-261,432				0
	1,045,747	-426,969	200,000			818,778
Total Milestones	3,987,716	-1,708,030	1,684,042			4,432,627		1,956,915	1,956,915

Confidential

Quarterly Project Management Fee (10 Quarters starting June 16, 2011, ending December 15, 2013: 183,590 USD per quarter) Only Invoiced for 7 quarters	1,835,894	-598,157		1,237,737	See below	1,237,737	1,054,147
Monthly Fees for Hold Period: (9 Monthlies starting April 2012, ending December 2012: 15,000 USD per month) Only Invoiced for 6 months		90,000		90,000	11ISB001-017	90,000	90,000
Quarterly Project Management Fee: (8 Quarterly Payments starting January 2014: $173,477.50 USD per quarter) Only invoiced for 4 quarters		1,387,820	-693,909	693,911	See below	693,911
Quarterly Project Management Fee: (4 Quarterly Payments starting January 2015: $244,147.50 USD per quarter)			976,590	976,590	See below	732,443

Total Milestone Payments[1]	5,823,610	-828,367	1,966,723	7,430,865		3,978,563	3,101,062

1 - Professional fees are net of the 5% discount applied to Original Agreement and CO#1-#4

Quarterly Payments
3rd Quarter 2011	11ISB001-002	183,590.00	183,590
4th Quarter 2011	11ISB001-006	183,590.00	183,590
1st Quarter 2012	11ISB001-008	183,590.00	183,590
1st Quarter 2012 (Reconciled for Amendment #1)	11ISB001-017 & 19	(47,393.00)	(47,393)
1st Quarter 2013	11ISB001-022	183,590.00	183,590
2nd Quarter 2013	11ISB001-027	183,590.00	183,590
3rd Quarter 2013	11ISB001-032	183,590.00	183,590
4th Quarter 2013	11ISB001-032	183,590.00	183,590
1st Quarter 2014	11ISB001-042	173,477.50	173,478
2nd Quarter 2014	11ISB001-045	173,477.50	173,478
3rd Quarter 2014	11ISB001-053	173,477.50	173,478
4th Quarter 2014	11ISB001-058	173,478.00	173,478
1st Quarter 2015	11ISB001-064	244,147.50	244,148
2nd Quarter 2015	0030014002	244,147.50
3rd Quarter 2015		244,147.50
4th Quarter 2015

Confidential

2.Pass Through Costs:

(a)

CO#2:  Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

CO#3:  Twenty percent (20%) of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling $[****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(c)	CO#4: This is a one-time payment of $[****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.
(d)	CO#5: This is a one-time payment of $[****] (exclusive of funds for investigator grants), that will be due and payable upon execution of this Agreement.
(e)	Actual pass-through expenses, as provided in the expenses estimate, will be billed as incurred by inVentiv Health Clinical
(f)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

3.Investigator Grants:

(a)

Twenty percent (20%) of the estimated total of the grant payments of the study, totaling $[****], will be invoiced upon commencement of services. Prepayment for Investigator Grants (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)

inVentiv Health Clinical will submit invoices in advance for estimated amounts to be paid to investigators during the next quarter to ensure that adequate funds are available to pay investigator grants

(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.
(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

4.Payment Conditions:

(a)

For all Services, pass through expenses and investigator grants invoiced, payments are due net thirty (30) days from invoice date as set forth in Terms, Item 2 of the Agreement.  In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms

(b)

Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees.  Invoices will be inclusive of applicable taxes as determined by local laws and regulations

(c)	inVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of one and a half percent (0.5%) per month
(d)	All services and pass-through payments should be sent via wire or ACH